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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement Numbers 333-40633, 333-40631 and 333-77573 on Form S-8 and Registration Statement Numbers 333-87999, 333-59968 and 333-69154 on Form S-3 of Ameritrade Holding Corporation and subsidiaries of our reports dated October 23, 2001 (December 12, 2001, as to Note 6), appearing in this Annual Report on Form 10-K of Ameritrade Holding Corporation and subsidiaries for the year ended September 28, 2001.


/s/ DELOITTE & TOUCHE LLP

Omaha, Nebraska
December 18, 2001